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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 7, 2003

Heritage Property Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31297 (Commission File No.)	04-3474810 (IRS Employer Identification No.)
535 Boylston Street Boston, Massachusetts 02116 (Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code) (617) 247-2200

Item 5. Other Events

        Heritage Property Investment Trust, Inc. (the "Company") is revising its historical financial statements in connection with the adoption of Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). As previously disclosed in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (the "10-K"), the Company adopted SFAS No. 145 on January 1, 2003. Under Securities and Exchange Commission requirements, the reclassification of the loss from the extinguishment of debt from an extraordinary item to an ordinary loss included in continuing operations as required by SFAS 145 is required for previously issued annual financial statements included in the 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the Company's adoption of SFAS 145.

        As a result of the foregoing, the Company has reclassified the $6,749,000 loss from its extinguishment of debt incurred in 2002 from an extraordinary item to an ordinary loss included in continuing operations in its consolidated statements of operations for the year ended December 31, 2002. This Current Report on Form 8-K updates Items 6, 7, 8 and 15 of the 10-K to reflect this reclassification. All other items of the 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Index to Exhibit 99.1

Page Number
Selected Financial Data	38
Management's Discussion and Analysis of Financial Condition and Results of Operations	41
Financial Statements	F-1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

          23.1  Consent of KPMG LLP

          99.1.  Revised financial information for the year ended December 31, 2002 for the adoption of SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast Chairman, President and Chief Executive Officer
/s/ DAVID G. GAW David G. Gaw Senior Vice President, Chief Financial Officer and Treasurer
Dated: October 7, 2003

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SIGNATURES